SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2008

PLAYBOX (US) INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52753	n/a
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 3.19, 130 Shaftesbury Avenue, London, England	W1D 5EU
(Address of principal executive offices)	(Zip Code)

44 20 7031 1187
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01                      Entry Into Material Definitive Agreement

On November 14, 2008, the Company entered into a Director’s Service Agreement (the “Agreement”) with Mr. Gideon Jung (“Jung”).

Having been previously appointed to the Registrant’s Board of Directors (the “Board”), the term of Mr. Jung’s Agreement is for a period of 3 years and Mr. Jung will receive 7,200,000 restricted shares of the Company’s common stock as compensation.

The foregoing description of the Director’s Service Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, a copy of which is filed as Exhibit 99.1, and incorporated by reference.

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 17, 2008, the Board took the following actions by unanimous written consent: The Board accepted the resignation of Robert Burden from all positions with the Registrant, including President, CEO, CFO, Treasurer, Secretary, and Director.

Simultaneously, Mr. Jung was appointed to fill the vacancies created by the resignation of Mr. Burden.  Specifically, Mr. Jung was appointed as President, CEO, CFO, Treasurer and Secretary, and will hold such positions in addition to those previously held.

As a result, Mr. Gideon Jung is the sole director and officer of the Company.

Item 9.01                       Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Directors’ Fee Agreement with Mr. Gideon Jung

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Playbox (US) Inc.

Date: November 18, 2008	By:	/s/ Gideon Jung
Gideon Jung
President